Exhibit 99.1

Contact:

Brian E. Powers, President and Chief Executive Officer

CRAWFORD UNITED CORPORATION

10514 Dupont Avenue, Suite 200

Cleveland, Ohio 44108

216-243-2449

April 30, 2024
FOR IMMEDIATE RELEASE

Crawford United Corporation Announces First Quarter 2024 Results

●	Sales of $38.4 million for the quarter
●	$4.6 million sequential increase in sales from prior quarter
●	Net income of $3.0 million
●	Earnings per share of $0.85
●	EBITDA As Defined[1] of $6.7 million

CLEVELAND, OHIO, April 30, 2024 – Crawford United Corporation (OTC: CRAWA), a growth-oriented holding company serving diverse markets, today reported results for the quarter ended March 31, 2024.

For the quarter ended March 31, 2024, sales were $38.4 million compared with $39.5 million in the same period in 2023, a decrease of 2.6%. In the quarter, the Company recorded operating income of $4.6 million compared with operating income of $5.1 million in the same period of the prior year, a decrease of 10.6%. Net income was $3.0 million, or $0.85 per fully diluted share, compared to $3.4 million, or $0.97 per fully diluted share, in the first quarter of 2023, a decrease of 11.6%. EBITDA As Defined was $6.7 million in the quarter compared to $6.9 million in the same period of the prior year, a decrease of 3.4%.

Brian Powers, President and CEO, stated “While the first quarter of 2024 was not quite as strong as our record-breaking first quarter of 2023, it is a $4.6 million sequential improvement in sales compared to the fourth quarter of 2023.  Crawford United remains well positioned to pursue strategic opportunities for increased revenue and profitability, always with an eye towards additional acquisitions.”

About Crawford United Corporation.

Crawford United Corporation is a growth-oriented holding company providing specialty industrial products to diverse markets, including healthcare, education, aerospace, defense, and transportation. The company currently operates two business segments. The Commercial Air Handling Equipment segment is a leader in designing, manufacturing, and installing highly customized, large-scale commercial, institutional, and industrial air handling solutions, primarily for hospitals and universities. The Industrial & Transportation Products segment provides highly complex precision components to customers in the aerospace and defense industries, as well as a full line of branded metal, silicone, plastic, rubber, hydraulic, marine and fuel hose products. For more information, go to www.crawfordunited.com.

Information about Forward Looking Statements.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements made regarding the company’s future results. Generally, these statements can be identified by the use of words such as “guidance,” “outlook,” “believes,” “estimates,” “anticipates,” “expects,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements, or other statements made by the Company, are made based on management's expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors (including, but not limited to, those specified below) which are difficult to predict and, in many instances, are beyond the control of the Company. As a result, actual results of the Company could differ materially from those expressed in or implied by any such forward-looking statements. These uncertainties and factors include (a) shortages in supply or increased costs of necessary products, components or raw materials from the Company’s suppliers; (b) availability shortages or increased costs of freight and labor for the Company and/or its suppliers; (c) actions that governments, businesses and individuals take in response to public health crises, including mandatory business closures and restrictions on onsite commercial interactions; (d) conditions in the global and regional economies and economic activity, including slow economic growth or recession, inflation, currency and credit market volatility, reduced capital expenditures and changes in government trade, fiscal, tax and monetary policies; (e) adverse effects from evolving geopolitical conditions, such as the military conflicts in Ukraine and Israel; (f) the Company's ability to effectively integrate acquisitions, and manage the larger operations of the combined businesses, (g) the Company's dependence upon a limited number of customers and the aerospace industry, (h) the highly competitive industries in which the Company operates, which includes several competitors with greater financial resources and larger sales organizations, (i) the Company's ability to capitalize on market opportunities in certain sectors, (j) the Company's ability to obtain cost effective financing and (k) the Company's ability to satisfy obligations under its financing arrangements, and the other risks described in “Item 1A. Risk Factors” in our Annual Report Form 10-K and the Company’s subsequent filings with the SEC.

Brian E. Powers

President & CEO

216-243-2449

bpowers@crawfordunited.com

“Crawford United has a great future behind it.”

1 EBITDA As Defined is a Non-GAAP financial measure. Please refer to the definition and table at the end of this release for a reconciliation of EBITDA As Defined to net income.

CRAWFORD UNITED CORPORATION

Consolidated Income Statement (Unaudited)

	Three Months Ended
	March 31,

	2024		2023
Sales	$38,439,639	100%	$39,484,356	100%
Cost of Sales	28,194,606	73%	28,967,804	73%
Gross Profit	10,245,033	27%	10,516,552	27%

Operating Expenses:
Selling, general and administrative expenses	5,670,943	15%	5,397,285	14%
Operating Income	4,574,090	12%	5,119,267	13%

Other (Income) Expenses:
Interest charges	237,841	1%	369,802	1%
(Gain) loss on investments	118,077	0%	59,033	0%
Other (income) expense	72,263	0%	997	0%
Total Other (Income) and Expenses	428,181	1%	429,832	1%
Income before Income Taxes	4,145,909	11%	4,689,435	12%
Income tax expense	1,149,024	3%	1,297,962	3%
Net income	$2,996,885	8%	$3,391,473	9%

Net income per common share
Basic	$0.85		$0.97
Diluted	$0.85		$0.97

Weighted average shares outstanding
Basic	3,533,012		3,502,824
Diluted	3,538,292		3,502,824

CRAWFORD UNITED CORPORATION

Supplemental Non-GAAP Financial Measures (Unaudited)

EBITDA As Defined is a non-GAAP financial measure that reflects net income before interest expense, income taxes, depreciation and amortization, and also excludes certain charges and corporate-level expenses as defined in the Company's current revolving credit facility. The Company presents this non-GAAP financial measure because management uses EBITDA As Defined to assess the Company's performance and believes that EBITDA As Defined is useful to investors as an indication of the Company's compliance with its financial covenants in its revolving credit facility. Additionally, EBITDA As Defined is a measure used under the Company's revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA As Defined is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income or cash flow information calculated in accordance with GAAP. EBITDA As Defined herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to EBITDA As Defined:

	Three Months Ended
	March 31,

	2024	2023
Net income	$2,996,885	$3,391,473
Addback:
Interest charges	237,841	369,802
Income tax expense	1,149,024	1,297,962
Depreciation and amortization	1,030,294	911,625
Non-cash stock-based compensation expense	612,354	492,665
Amortization of right of use assets	453,669	397,536
Unrealized loss (gain) on investments in equity securities	118,077	59,033
Non-recurring transaction charges	89,063	-

EBITDA As Defined	$6,687,207	$6,920,096